FIGS Releases Fourth Quarter and Full Year 2022 Financial Results
2022 Net Revenues Growth of 20.6% YoY, Net Income of $21.2 million, Net Income Margin of 4.2% and Adjusted EBITDA Margin of 17.2%

SANTA MONICA, Calif., February 28, 2023 — FIGS, Inc. (NYSE: FIGS) (the “Company”), the direct-to-consumer apparel and lifestyle brand dedicated to the healthcare community, today released its fourth quarter and full year 2022 financial results and published a financial highlights presentation on its investor relations website at ir.wearfigs.com/financials/quarterly-results/.
Fourth Quarter 2022 Financial Highlights
•Net revenues were $144.9 million, an increase of 12.6% year over year, driven by an increase in orders from existing and new customers, partially offset by a slightly lower average order value (“AOV”) from $113 to $112.
•Gross margin was 68.2%, a decrease of 170 basis points year over year, primarily due to a higher mix of promotional sales and product mix shift as well as higher ocean freight costs, partially offset by reduced utilization of air freight.
•Operating expenses were $95.6 million, an increase of 29.9% year over year. As a percentage of net revenues, operating expenses increased to 66.0% from 57.2% in the prior year due to higher selling expenses related to fulfillment costs.
•Net income was $3.4 million and diluted earnings per share was $0.02.
•Net income margin(1) was 2.3%, as compared to 9.8% in the same period last year.
•Net income, as adjusted(2) was $8.2 million and diluted earnings per share, as adjusted(1) was $0.05.
•Adjusted EBITDA(2) was $19.8 million or 13.6% of net revenues, as compared to $31.9 million or 24.8% of net revenues in the same period last year.
“We delivered fourth quarter results ahead of our expectations reflecting strong holiday performance as well as growth in our non scrubwear and international businesses.” said Trina Spear, Chief Executive Officer and Co-Founder. “Our priorities for 2023 will be positioning our Company for long term growth while maintaining sustainable, profitable margins as we manage through an uncertain macro environment. We remain confident in our long term outlook as a result of our industry leading product innovation, community connection and advocacy. We believe we have the scale and balance sheet to take our business to the next level, making strategic, disciplined investments in our future as we aim to double our annual net revenues to $1 billion.”
Full Year 2022 Financial Highlights
•Net revenues were $505.8 million, an increase of 20.6% year over year, primarily driven by an increase in orders and AOV.
•Gross margin was 70.1%, a decrease of 170 basis points year over year, primarily due to a higher mix of promotional sales and, to a lesser extent, an increase in freight-in due to elevated ocean freight rates and product mix shift.
•Operating expenses were $316.8 million, an increase of 9.1% year over year. As a percentage of net revenues, operating expenses decreased to 62.6% from 69.2% in the prior year period due to lower general and administrative expenses, partially offset by higher selling expense and marketing investment.

•Net income was $21.2 million and diluted earnings per share was $0.11.
•Net income margin(1) was 4.2%, as compared to (2.3)% in the same period last year.
•Net income, as adjusted(2) was $29.2 million and diluted earnings per share, as adjusted(1) was $0.16.
•Adjusted EBITDA(2) was $87.3 million or 17.2% of net revenues, as compared to $105.2 million or 25.1% of net revenue in the same period last year.
Full Year 2022 Key Operating Metrics
•Active customers(3) as of December 31, 2022 increased 22.5% year over year to 2.3 million.
•Net revenues per active customer(3) was $221, a decrease of 1.3% year over year.
•AOV(3) was $112, an increase of 6.7% year over year primarily driven by higher units per transaction as well as an increase in average unit retail.

2023 Financial Outlook

Net Revenues	Mid-single digit growth

Adjusted EBITDA Margin(4)	11% - 12%

Daniella Turenshine, Chief Financial Officer, commented, “Our growth outlook for 2023 is not representative of the growth we believe we can achieve long term. That is why we plan to keep investing while managing our business prudently through near term macro and cost challenges. We remain a distant leader in our industry and we are confident that we can accelerate growth and deliver adjusted EBITDA margin expansion in the future.”

(1) “Net income margin” and “adjusted EBITDA margin” are calculated by dividing net income and adjusted EBITDA by net revenues, respectively.
(2) “Net income, as adjusted,” “diluted earnings per share, as adjusted,” “adjusted EBITDA” and “adjusted EBITDA margin” are non-GAAP financial measures. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Reconciliations of GAAP to Non-GAAP Measures” below for more information regarding the Company’s use of non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.
(3) “Active customers,” “net revenues per active customer” and “average order value” are key operational and business metrics that are important to understanding the Company’s performance. For information regarding how the Company calculates its key operational and business metrics, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”
(4) The Company has not provided a quantitative reconciliation of its adjusted EBITDA margin outlook to a GAAP net income margin outlook because it is unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future stock-based compensation expense, income taxes, expenses related to non-ordinary course disputes, and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. For more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”
Conference Call Details
FIGS management will host a conference call and webcast today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the Company’s financial and business results and outlook. To participate, please dial 1-844-200-6205 (US) or 1-929-526-1599 (International) and the conference ID 164244. The call is also accessible via webcast at ir.wearfigs.com. A recording will be available shortly after the conclusion of the call until 11:59 p.m. ET on March 7, 2023. To access the replay, please dial 1-866-813-9403 (US) or +44-204-525-0658 (International) and the conference ID 579986. An archive of the webcast will be available on FIGS’ investor relations website at ir.wearfigs.com.
Non-GAAP Financial Measures and Key Operating Metrics
In addition to the GAAP financial measures set forth in this press release, the Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. The Company has also included “active customers,” “net revenues per active customer” and “average order value,” which are key operational and business metrics that are important to understanding Company performance. The Company calculates “active customers” as unique customer accounts that have made at least one purchase in the preceding 12-month period. The Company calculates “net revenues per active customer” as the sum of the total net revenues in the preceding 12-month period divided by the current period “active customers.” The Company calculates “average order value” as the sum of the total net revenues in a given period divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period.
The Company uses “net income, as adjusted,” “diluted earnings per share, as adjusted,” “adjusted EBITDA” and “adjusted EBITDA margin” to provide useful supplemental measures that assist in evaluating its ability to generate earnings, provide consistency and comparability with its past financial performance and facilitate period-to-period comparisons of its core operating results as well as the results of its peer companies. The Company calculates “net income, as adjusted,” as net income adjusted to exclude transaction costs, expenses related to non-ordinary course disputes, other than temporary impairment of held-to-maturity investments, stock-based compensation, including expense related to award modifications, accelerated performance awards and ambassador grants in connection with its initial public offering, and expense resulting from the retirement of the Company’s previous CFO, and the income tax impact of these adjustments. The Company calculates “diluted earnings per share, as adjusted” as net income, as adjusted divided by diluted shares outstanding. The Company calculates “adjusted EBITDA” as net income adjusted to exclude: other income (loss), net; gain/loss on disposal of assets; provision for income taxes; depreciation and amortization expense; stock-based compensation and related expense; transaction costs; and expenses related to non-ordinary course disputes. The Company calculates “adjusted EBITDA margin” by dividing adjusted EBITDA by net revenues.

Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included below under the heading “Reconciliations of GAAP to Non-GAAP Measures.”
About FIGS
FIGS is a founder-led, direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower, and serve current and future generations of healthcare professionals. We create technically advanced apparel and products for healthcare professionals that feature an unmatched combination of comfort, durability, function, and style. We market and sell our products in 14 countries directly through our digital platform to provide a seamless experience for healthcare professionals.
Forward Looking Statements
This press release contains various forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters, including the Company’s priorities for 2023, including positioning the Company for long term growth while maintaining sustainable, profitable margins as it manages through an uncertain macro environment; the Company’s long term outlook and future growth potential; the Company’s industry leading product innovation, community connection and advocacy; the Company’s belief that it has the scale and balance sheet to advance its business; the Company’s expectation to make strategic, disciplined investments in its future; the Company’s aim to achieve annual net revenues of $1 billion; the Company’s plan to invest while managing its business prudently through near term macro and cost challenges; the Company’s positioning in its industry; the Company’s belief it can accelerate growth and deliver adjusted EBITDA margin expansion in the future; and the Company’s outlook as to net revenues and adjusted EBITDA margin for the full year ending December 31, 2023; all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, our actual results performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results, performance or achievements to differ materially from those described in these forward-looking statements: the impact of COVID-19 and macroeconomic trends on the Company’s operations; the Company’s ability to maintain its recent rapid growth; the Company’s ability to maintain profitability; the Company’s ability to maintain the value and reputation of its brand; the Company’s ability to attract new customers, retain existing customers, and to maintain or increase sales to those customers; the success of the Company’s marketing efforts; the Company’s ability to maintain a strong community of engaged customers and Ambassadors; negative publicity related to the Company’s marketing efforts or use of social media; the Company’s ability to successfully develop and introduce new, innovative and updated products; the competitiveness of the market for healthcare apparel; the Company’s ability to maintain its key employees; the Company’s ability to attract and retain highly skilled team members; risks associated with expansion into, and conducting business in, international markets; changes in, or disruptions to, the Company’s shipping arrangements; the successful operation of the Company’s distribution and warehouse management systems; the Company’s ability to accurately forecast customer demand, manage its inventory, and plan for future expenses; the impact of changes in consumer confidence, shopping behavior and consumer spending on demand for the Company’s products; the Company’s reliance on a limited number of third-party suppliers; the fluctuating costs of raw materials; the Company’s failure to protect its intellectual property rights; the fact that the operations of many of the Company’s suppliers and vendors are subject to additional risks that are beyond its control; and other risks, uncertainties, and factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2022 to be filed with the SEC, and our other periodic filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

FIGS, INC.
BALANCE SHEETS
(In thousands, except share and per share data)

	As of
	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$159,775	$195,374
Restricted cash	—	2,056
Accounts receivable	6,866	2,441
Inventory, net	177,976	86,068
Prepaid expenses and other current assets	11,883	7,400
Total current assets	356,500	293,339
Non-current assets
Property and equipment, net	11,024	7,613
Operating lease right-of-use assets	15,312	—
Deferred tax assets	10,971	10,239
Other assets	1,257	560
Total non-current assets	38,564	18,412
Total assets	$395,064	$311,751
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$20,906	$14,604
Operating lease liabilities	3,408	—
Accrued expenses	26,164	24,677
Accrued compensation and benefits	3,415	6,464
Sales tax payable	3,374	3,728
Gift card liability	7,882	5,590
Deferred revenue	2,786	596
Returns reserve	3,458	2,761
Income tax payable	—	3,973
Total current liabilities	71,393	62,393
Non-current liabilities
Operating lease liabilities, non-current	15,756	—
Deferred rent and lease incentive	—	3,542
Other non-current liabilities	176	243
Total liabilities	87,325	66,178
Commitments and contingencies
Stockholders’ equity
Class A common stock — par value $0.0001 per share, 1,000,000,000 shares authorized as of December 31, 2022 and December 31, 2021; 159,351,307 and 152,098,257 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	16	15
Class B common stock — par value $0.0001 per share, 150,000,000 shares authorized as of December 31, 2022 and December 31, 2021; 7,210,795 and 12,158,187 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	—	1
Preferred stock — par value $0.0001 per share, 100,000,000 shares authorized as of December 31, 2022 and December 31, 2021; zero shares issued and outstanding as of December 31, 2022 and December 31, 2021	—	—
Additional paid-in capital	268,606	227,626
Retained earnings	39,117	17,931
Total stockholders’ equity	307,739	245,573
Total liabilities and stockholders’ equity	$395,064	$311,751

FIGS, INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	(unaudited)
Net revenues	$144,898	$128,699	$505,835	$419,591
Cost of goods sold	46,050	38,696	151,375	118,370
Gross profit	98,848	90,003	354,460	301,221
Operating expenses
Selling	37,649	25,641	118,449	81,923
Marketing	21,428	16,606	77,692	58,713
General and administrative	36,511	31,322	120,653	149,602
Total operating expenses	95,588	73,569	316,794	290,238
Net income from operations	3,260	16,434	37,666	10,983
Other income (loss), net
Interest income (expense)	880	(63)	1,708	(239)
Other expense	(502)	(60)	(647)	(885)
Total other income (loss), net	378	(123)	1,061	(1,124)
Net income before provision for income taxes	3,638	16,311	38,727	9,859
Provision for income taxes	247	3,715	17,541	19,415
Net income (loss) and comprehensive income (loss)	$3,391	$12,596	$21,186	$(9,556)
Earnings (loss) attributable to Class A and Class B common stockholders
Basic earnings (loss) per share	$0.02	$0.08	$0.13	$(0.06)
Diluted earnings (loss) per share	$0.02	$0.06	$0.11	$(0.06)
Weighted-average shares outstanding—basic	166,181,027	163,798,354	165,268,185	159,177,713
Weighted-average shares outstanding—diluted	180,892,774	197,977,552	187,547,474	159,177,713

FIGS, INC.
STATEMENTS OF CASH FLOWS
(In thousands)

	Year ended December 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$21,186	$(9,556)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization expense	1,924	1,424
Deferred income taxes	(732)	(3,732)
Non-cash operating lease cost	2,381	—
Stock-based compensation	37,458	81,139
Changes in operating assets and liabilities:
Accounts receivable	(4,425)	3,339
Inventory	(91,908)	(36,333)
Prepaid expenses and other current assets	(4,483)	(735)
Other assets	(197)	127
Accounts payable	6,315	2,855
Accrued expenses	1,487	17,983
Deferred revenue	2,190	(1,185)
Accrued compensation and benefits	(3,049)	2,250
Returns reserve	697	1,084
Sales tax payable	(354)	652
Income tax payable	(3,973)	4,428
Gift card liability	2,292	2,571
Deferred rent and lease incentive	—	(117)
Operating lease liabilities	(2,071)	—
Other non-current liabilities	(67)	243
Net cash (used in) provided by operating activities	(35,329)	66,437
Cash flows from investing activities:
Purchases of property and equipment	(5,348)	(2,712)
Purchases of held-to-maturity securities	(500)	—
Net cash used in investing activities	(5,848)	(2,712)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock in initial public offering, net of underwriting discounts	—	95,881
Payments of initial public offering issuance costs, net of reimbursements	—	(780)
Payment of debt issuance and financing costs	—	(181)
Proceeds from capital contributions	479	1,301
Proceeds from stock option exercises and employee stock purchases	3,043	907
Tax payments related to net share settlements on restricted stock units	—	(21,556)
Net cash provided by financing activities	3,522	75,572
Net (decrease) increase in cash, cash equivalents, and restricted cash	(37,655)	139,297
Cash, cash equivalents, and restricted cash, beginning of period	$197,430	$58,133
Cash, cash equivalents, and restricted cash, end of period	$159,775	$197,430
Supplemental disclosures:
Cash paid for income taxes, net of refunds received	$11,903	$15,004
Property and equipment included in accounts payable and accrued expenses	$19	$32
Deferred offering costs recorded in stockholders’ equity upon initial public offering, net of related tax impacts	$—	$220

FIGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(Unaudited)
The following table presents a reconciliation of Net income, as adjusted and Diluted earnings per share, as adjusted to Net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

	(in thousands, except share and per share data)
Net income (loss)	$3,391	$12,596	$21,186	$(9,556)
Add (deduct):
Transaction costs	—	59	145	2,019
Expenses related to non-ordinary course disputes(1)	4,671	1,976	10,128	8,183
Stock-based compensation expense in connection with the IPO and other(2)	—	5,700	—	56,084
Other(3)	500	—	500	—
Income tax impacts of items above	(350)	(1,761)	(2,808)	(843)
Net income, as adjusted	$8,212	$18,570	$29,151	$55,887
Diluted EPS, as adjusted	$0.05	$0.09	$0.16	$0.30
Weighted-average shares used to compute Diluted EPS, as adjusted(4)	180,892,774	197,977,552	187,547,474	189,082,110
(1) Represents certain legal fees incurred in connection with the litigation claims described in the section titled “Legal Proceedings” appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
(2) Includes certain stock-based compensation expenses including expense related to award modifications, accelerated performance awards and ambassador grants in connection with the IPO, and expense resulting from the retirement of the Company’s previous CFO.
(3) Includes other than temporary impairment of held-to-maturity investments.
(4) We adjust the weighted-average number of shares outstanding for the dilutive effect of potential common equivalent shares in each period presented.

The following table presents a reconciliation of Adjusted EBITDA to Net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP, and presents Adjusted EBITDA margin with Net income (loss) margin, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands, except margin)
Net income (loss)	$3,391	$12,596	$21,186	$(9,556)
Add (deduct):
Other income (loss), net	(378)	122	(1,061)	1,124
Provision for income taxes	246	3,715	17,541	19,415
Depreciation and amortization expense(1)	638	403	1,924	1,424
Stock-based compensation and related expense(2)	11,197	13,101	37,533	83,516
Transaction costs	—	—	—	1,139
Expenses related to non-ordinary course disputes(3)	4,671	1,976	10,128	8,183
Adjusted EBITDA	$19,765	$31,913	$87,251	$105,245

Net Revenue	$144,898	$128,699	$505,835	$419,591
Net income (loss) margin(4)	2.3%	9.8%	4.2%	(2.3)%
Adjusted EBITDA Margin	13.6%	24.8%	17.2%	25.1%
(1) Excludes amortization of debt issuance costs included in “Other income (loss), net.”
(2) Includes stock-based compensation expense and payroll taxes related to equity award activity.
(3) Represents legal fees incurred in connection with certain of the litigation claims described in the section titled “Legal Proceedings” appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
(4) Net income (loss) margin represents Net income (loss) as a percentage of Net revenues.

FIGS, INC.
KEY OPERATING METRICS
(Unaudited)

Active customers as of December 31, 2022 and 2021, respectively, net revenues per active customer as of December 31, 2022 and 2021, respectively, and average order value for the year ended December 31, 2022 and 2021, respectively, are presented in the following tables:

	As of December 31,
	2022	2021
	(in thousands)
Active customers	2,294	1,872

	As of December 31,
	2022	2021
Net revenues per active customer	$221	$224

	Year ended December 31,
	2022	2021
Average order value	$112	$105

Contacts

Investor Contact:
Jean Fontana
IR@wearfigs.com

Media Contact:
Todd Maron
press@wearfigs.com